Parkway Reports First Quarter 2017 Results

HOUSTON, May 8, 2017 /PRNewswire/ -- Parkway, Inc. (NYSE: PKY) today announced results for its first quarter ended March 31, 2017.

Highlights for First Quarter 2017 and Subsequent Events

  Reported basic and diluted net loss for the first quarter of $0.26 per share of common stock
  Reported first quarter FFO of $0.52 per diluted share
  Completed 114,000 square feet of renewal leasing, representing a 15.1% increase from the expiring rate and 84.8% customer retention
  Ended the quarter with the portfolio 87.6% leased
  Completed the sale of a 49% interest in Greenway Plaza and Phoenix Tower for a gross purchase price of $512.1 million, or an implied $210 per square foot
  Updating 2017 net loss guidance to $(0.67) to $(0.53) per share and 2017 FFO guidance to $1.37 to $1.47 per share

"Parkway's first quarter performance is a result of hard work from our leasing and operations team during a challenging time in the Houston market," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Houston office fundamentals remain under significant pressure, but we are using our operational expertise and efficiencies within our portfolio to improve leasing velocity and retain as many tenants as possible at reasonable economics. We also completed the previously announced sale of a 49% interest in Greenway Plaza and Phoenix Tower, which helps to mitigate risk in a large asset while providing proceeds that can be used to strengthen our balance sheet and pursue opportunities that we believe will be accretive for our stockholders."

For the first quarter 2017, net loss for Parkway, Inc. ("Parkway" or the "Company") attributable to common stockholders was $12.5 million, or $0.26 per basic and diluted share. For the first quarter 2017, funds from operations ("FFO") was $26.0 million, or $0.52 per diluted share.

Operational Results

Occupancy at the end of the first quarter 2017 was 85.9%. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the first quarter 2017 was 87.6%.

Leasing Activity

During the first quarter 2017, Parkway signed approximately 167,000 square feet of leases at an average net rent per square foot of $20.40 and at an average cost of $6.78 per square foot per year. All leasing statistics for first quarter 2017 exclude the execution of an 89,000 square foot, 20-year new lease with an affiliate of Life Time Fitness, Inc. ("Life Time") at Greenway Plaza, which the Company recognizes as a retail lease and accordingly excludes from leasing totals. The Life Time lease will replace the Houston City Club lease, which is set to expire on June 30, 2017.

New & Expansion Leasing – During the first quarter 2017, Parkway signed approximately 30,000 square feet of new leases at an average net rent per square foot of $20.84 and at an average cost of $7.38 per square foot per year.

Expansion leases during the first quarter 2017 totaled 23,000 square feet at an average net rent per square foot of $19.70 and at an average cost of $8.52 per square foot per year.

Renewal Leasing – Customer retention during the first quarter 2017 was 84.8%. Parkway signed approximately 114,000 square feet of renewal leases at an average net rent per square foot of $20.43, representing a 15.1% rate increase from the expiring rate. The average cost of renewal leases was $6.11 per square foot per year.

Capital Structure

At March 31, 2017, Parkway had no outstanding debt under its revolving credit facility, $350.0 million outstanding under its term loan and held $174.4 million in cash and cash equivalents. Parkway's secured debt totaled $447.3 million at March 31, 2017.

At March 31, 2017, the Company's net debt plus preferred stock to adjusted EBITDA – annualized multiple was 4.4x. A reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA – annualized is presented in the tables attached to this press release.

Common Dividend

The Company's previously announced first quarter cash dividend of $0.10 per share, which represents an annualized dividend of $0.40 per share, was paid on March 30, 2017 to stockholders of record as of March 16, 2017.

Subsequent Events

On April 20, 2017, Parkway completed a joint venture with respect to Greenway Plaza and Phoenix Tower (collectively, the "Greenway Portfolio") by selling a 49.0% interest in the properties for a gross purchase price of $512.1 million, or an implied $210 per square foot. The Greenway Portfolio is an approximately 5.0 million square foot campus consisting of 11 office properties located in the Greenway submarket of Houston, Texas. Parkway, through certain of its subsidiaries, formed the joint venture with TH Real Estate Global Asset Management, the real estate investment management arm of TIAA ("TH Real Estate"), Silverpeak Real Estate Partners ("Silverpeak") and Canada Pension Plan Investment Board ("CPPIB"). As part of the joint venture transaction, Parkway retained a 51% interest in the Greenway Portfolio, a partnership between TH Real Estate and Silverpeak acquired a 24.5% interest, and CPPIB acquired a 24.5% interest. Parkway, through certain of its subsidiaries, serves as the general partner and also provides property management and leasing services for the joint venture.

The joint venture assumed the existing mortgage debt secured by Phoenix Tower, which has an outstanding balance of approximately $75.9 million and matures on March 1, 2023. Additionally, the joint venture placed a new mortgage loan from Goldman Sachs Mortgage Company totaling $465.0 million (the "Loan") secured by the other properties in the Greenway Portfolio. The Loan has a fixed interest rate of 3.75% and matures on May 6, 2022. Parkway also terminated its existing revolver and term loan credit facility and prepaid the $350.0 million outstanding balance using proceeds from the Loan. Parkway expects to record a $7.6 million non-cash loss on extinguishment of debt in the second quarter of 2017 related to the termination of the credit facility.

Net proceeds to Parkway were approximately $322.4 million, $37.9 million of which is being held in lender reserves. The net proceeds amount includes the new debt placement and the payoff of the $350.0 million term loan credit facility. Parkway's net proceeds are also net of credits to the other joint venture partners related to outstanding contractual lease obligations for tenant improvements and rent concessions as well as certain capital expenditures for projects that are in process, all of which totaled approximately $32.8 million. Additionally, Parkway recorded an impairment loss of approximately $15.0 million in the first quarter of 2017 related to the joint venture transaction.

2017 Outlook

After considering the Company's year-to-date performance, including the timing of the closing of the Greenway Portfolio joint venture, and expected results for the remainder of the year, Parkway is updating its 2017 net loss outlook to a range of $(0.67) to $(0.53) per diluted share, its 2017 FFO outlook to a range of $1.37 to $1.47 per diluted share, and its 2017 recurring FFO outlook to a range of $1.52 to $1.62 per diluted share.

The reconciliation of projected earnings per share ("EPS") to projected FFO and recurring FFO per diluted share is as follows:

Outlook for 2017	Range
Fully diluted EPS	$(0.67)	-	$(0.53)
Noncontrolling interest - unitholders	$(0.02)	-	$0.00
Parkway's share of depreciation and amortization	$1.76	-	$1.70
Impairment loss on real estate	$0.30	-	$0.30
FFO per diluted share	$1.37	-	$1.47
Loss on extinguishment of debt	$0.15	-	$0.15
Recurring FFO per diluted share	$1.52	-	$1.62

The 2017 outlook is based on the core operating and financial assumptions outlined in the table below. These assumptions reflect the Company's expectations based on its knowledge of current market conditions and historical experience. All dollar amounts presented in this table are at Parkway's share and dollars and shares are in thousands.

2017 Core Operating Assumptions:	Revised 2017 Outlook			Previous 2017 Outlook
Recurring cash NOI	$98,500	-	$105,500	$97,000	-	$104,000

Straight-line rent and amortization of above/below market rent	$16,000	-	$19,000	$16,000	-	$19,000

Management fee after-tax net loss	$(1,000)	-	$0	$(1,000)	-	$0

General and administrative ("G&A") expense	$12,000	-	$15,000	$12,000	-	$15,000

Share based compensation expense included in G&A above	$1,800	-	$2,200	$1,800	-	$2,200

Impairment loss on real estate	$15,000	-	$15,000	$25,000	-	$25,000

Interest and other income	$500	-	$1,500	$500	-	$1,500

Interest expense and loan cost amortization	$32,500	-	$36,500	$32,500	-	$36,500

Loan cost amortization included in interest expense above	$500	-	$1,500	$500	-	$1,500

Loss on extinguishment of debt included in interest expense above	$7,500	-	$7,750	$7,500	-	$7,750

Amortization of mortgage interest premium included in interest expense above	$2,500	-	$3,000	$2,500	-	$3,000

Recurring capital expenditures for building improvements, tenant improvements and leasing commissions	$70,000	-	$80,000	$70,000	-	$80,000

Portfolio ending occupancy	86.0%	-	88.0%	86.0%	-	88.0%

Weighted average annual diluted common shares/units	50,273	-	50,273	50,273	-	50,273

Variance within the outlook range may occur due to variations in the recurring revenue and expenses of the Company, as well as certain non-recurring items. The earnings outlook does not include the impact of possible future gains or losses on early extinguishment of debt, possible future acquisitions or dispositions and related costs other than those currently under contract, possible future capital markets activity, the impact of fluctuations in the Company's stock price on share-based compensation, possible future impairment charges or other unusual charges that may occur during the year, except as noted. It is and will continue to be the Company's policy not to issue quarterly earnings guidance or revise the annual earnings outlook unless a material event occurs that impacts the Company's FFO outlook range. This policy is intended to lessen the emphasis on short-term movements that do not have a material impact on earnings or long-term value of the Company.

Webcast and Conference Call

Parkway will conduct its first quarter 2017 earnings conference call on Tuesday, May 9, 2017 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-870-4263, or 1-412-317-0790 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Investors section of the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through May 16, 2017, by dialing 877-344-7529, or 1-412-317-0088 for international callers, and using the passcode 10105443.

About Parkway

Parkway is an independent, publicly traded, self-managed real estate investment trust ("REIT") that owns and operates high-quality office properties located in attractive submarkets in Houston, Texas. As of March 31, 2017, our portfolio consists of five Class A assets comprising 19 buildings and totaling approximately 8.7 million rentable square feet in the Greenway, Galleria and Westchase submarkets of Houston.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "intend," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "result," "seek," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted net income (loss) per share, share of depreciation and amortization, impairments of depreciated real estate, net gains (loss) on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions, the ability to complete acquisitions and dispositions and the risks associated therewith. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: the Company's short operating history as an independent company; conditions associated with the Company's primary market, including an oversupply of office space, customer financial difficulties and general economic conditions; that each of the Company's properties represent a significant portion of the Company's revenues and costs; that the spin-off from Cousins Properties Incorporated ("Cousins") will not qualify for tax-free treatment; the Company's ability to meet mortgage debt obligations on certain of its properties; the availability of refinancing current debt obligations; risks associated with joint ventures and potential co-investments with third parties; changes in any credit rating the Company may obtain; changes in the real estate industry and in the performance of the financial markets and interest rates and the Company's ability to effectively hedge against interest rate changes; the actual or perceived impact of global and economic conditions, including U.S. monetary policy; declines in commodity prices, which may negatively impact the Houston, Texas market; the concentration of the Company's customers in the energy sector; that a significant portion of the Company's revenues come from the Company's top 20 customers; the demand for and market acceptance of the Company's properties for rental purposes; the Company's ability to enter into new leases or renewal leases on favorable terms; the potential for termination of existing leases pursuant to customer termination rights; the amount, growth and relative inelasticity of the Company's expenses; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate the assets and related operations acquired in such transactions after the closing; applicable regulatory changes; risks associated with the ownership and development of real property, including risks related to natural disasters and illiquidity of real estate; risks associated with property acquisitions, including the integration of the combined businesses of Parkway Properties, Inc. and Cousins; risks associated with the fact that the Company's historical and pro forma financial information may not be a reliable indicator of the Company's future results; risks associated with achieving expected synergies or cost savings; defaults or non-renewal of leases; termination or non-renewal of property management contracts; the Company's failure to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended; risks associated with the volatility of the Company's common stock; and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO and net operating income ("NOI"), including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with net income (loss) and income per diluted share determined in accordance with generally accepted accounting principles in the United States ("GAAP") (the most directly comparable GAAP measures) in evaluating the operating performance of the Company. Management believes that FFO and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO and NOI should not be considered as an alternative to net income (loss) as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Funds from Operations (FFO) – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income (loss) (computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from the sale of previously depreciable real estate assets, impairment charges related to depreciable real estate under GAAP, plus depreciation and amortization related to depreciable real estate. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of operating results among such companies more meaningful. FFO measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to FFO is presented in the tables attached to this press release.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes transaction and acquisition costs or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation to investors of operating performance because it allows investors to compare the Company's operating performance to the Company's performance in prior reporting periods without the effect of items that by their nature are not compatible from period to period and tend to obscure our actual operating results. Recurring FFO measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest.

Funds Available for Distribution (FAD)- There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding straight-line rents, amortization of below market leases, net, share-based compensation expense, amortization of loan costs, amortization of mortgage interest premium and reduced by capital expenditures for building improvements, tenant improvements and leasing costs. FAD measures 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to FAD is presented in the tables attached to this press release.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA – Parkway believes that using EBITDA as a non-GAAP financial measure helps investors and management analyze our ability to service debt. Parkway defines EBITDA as net income (loss) before interest expense, income taxes and depreciation and amortization. Parkway further defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest expense, income taxes, depreciation and amortization expense, share-based compensation expense, impairment of real estate, gains and losses on sales of real estate, gains and losses on extinguishment of debt and transaction and acquisition costs. Although EBITDA and Adjusted EBITDA have limitations as analytical tools, we compensate for the limitations by only using EBITDA and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that investors should consider EBITDA and Adjusted EBITDA in conjunction with net income (loss) and the other required GAAP measures of our performance to improve their understanding of our operating results. EBITDA and Adjusted EBITDA measure 100% of the operating performance of Parkway Operating Partnership LP in which Parkway owns an interest. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the tables attached to this press release.

Contact:
Thomas Blalock
Vice President, Finance & Capital Markets
(407) 581-2915
tblalock@pky.com

PARKWAY, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

Three Months
Ended
March 31, 2017
(Unaudited)

Revenues
Income from office properties	$ 70,117
Management company income	1,248
Total revenues	71,365

Expenses
Property operating expenses	30,444
Management company expenses	1,746
Depreciation and amortization	23,768
Impairment loss on real estate	15,000
General and administrative	4,148
Total expenses	75,106

Operating loss	(3,741)

Other income and expenses
Interest income	208
Interest expense	(8,686)

Loss before income taxes	(12,219)

Income tax expense	(490)

Net loss	(12,709)
Net loss attributable to noncontrolling interest - unitholders	260
Net loss attributable to Parkway, Inc.	(12,449)
Dividends on preferred stock	(100)
Net loss attributable to common stockholders	$ (12,549)

Net loss per common share attributable to common stockholders:
Basic net loss per common share attributable to common stockholders	$ (0.26)
Diluted net loss per common share attributable to common stockholders	$ (0.26)

Weighted average shares outstanding:
Basic	49,193
Diluted	49,193

PARKWAY, INC.
CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

March 31, 2017
(Unaudited)
Assets
Real estate related investments:
Office properties	$ 775,546
Accumulated depreciation	(45,526)
730,020

Receivables and other assets:
Rents and fees receivable, net	327
Straight line rents receivable	9,721
Other receivables	1,985
Unamortized lease costs	23,840
Prepaid assets	7,477
Restricted cash	3,848
Deferred tax asset - non-current	3,530
Other assets	3,047
Intangible assets, net	72,192
Assets held for sale	1,087,120
Cash and cash equivalents	174,432
Total assets	$ 2,117,539

Liabilities
Notes payable to banks, net	$ 342,324
Mortgage notes payable, net	378,042
Accounts payable and other liabilities:
Corporate payables	4,104
Deferred tax liability - non-current	4,309
Interest payable	2,335
Property payables:
Accrued expenses and accounts payable	10,397
Accrued tenant improvements	7,767
Accrued property taxes	6,219
Unamortized below market leases	20,254
Other	8,143
Liabilities related to assets held for sale	199,856
Total liabilities	983,750

Equity
Parkway, Inc. stockholders' equity:
Common stock, $0.001 par value, 200,000,000 shares authorized and 49,195,214 shares
issued and outstanding	49
Limited voting stock, $0.001 par value, 1,000,000 shares authorized and 858,417 shares
issued and outstanding	1
8.00% Series A preferred stock, $100,000 liquidation preference per share, 50 shares authorized, issued and outstanding, and preferred stock, $0.001 par value,
48,999,950 shares authorized, zero issued and outstanding	5,000
Additional paid-in capital	1,137,980
Accumulated deficit	(31,806)
Total Parkway, Inc. stockholders' equity	1,111,224
Noncontrolling interests	22,565
Total equity	1,133,789
Total liabilities and equity	$ 2,117,539

PARKWAY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
AND FUNDS AVAILABLE FOR DISTRIBUTION
(In thousands, except per share data)

Three Months
Ended
March 31, 2017
(Unaudited)

Net loss	$ (12,709)

Adjustments to net loss:
Dividends on preferred stock	(100)
Depreciation and amortization	23,768
Impairment loss on real estate	15,000
Funds from operations attributable to the operating partnership	$ 25,959

Funds available for distribution
Funds from operations attributable to the operating partnership	$ 25,959
Add (deduct):
Straight-line rents	(6,316)
Amortization of below market leases, net	(1,227)
Share-based compensation expense	488
Amortization of loan costs	810
Amortization of mortgage interest premium	(548)
Capital expenditures:
Building improvements	(1,216)
Tenant improvements	(7,656)
Leasing costs	(3,442)
Total capital expenditures	(12,314)
Funds available for distribution attributable to the operating partnership	$ 6,852

Net loss per common share attributable to common stockholders:
Basic net loss per common share attributable to common stockholders	$ (0.26)
Diluted net loss per common share attributable to common stockholders	$ (0.26)

Diluted per common share/unit information (**)
FFO per share	$ 0.52
Dividends paid	$ 0.10
Dividend payout ratio for FFO	19.2%

**Information for diluted computations:
Basic weighted average common shares/units	50,216
Dilutive effect of other share equivalents	6
Diluted weighted average shares/units	50,222

PARKWAY, INC.
EBITDA, ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

Three Months Ended
March 31, 2017
(unaudited)

Net loss	$ (12,709)

Adjustments to net loss:
Interest expense	8,686
Depreciation and amortization	23,768
Income tax expense	490
EBITDA	20,235
Share-based compensation expense	488
Impairment loss on real estate	15,000
Adjusted EBITDA	$ 35,723

Interest coverage ratio:
Adjusted EBITDA	$ 35,723
Interest expense	$ 8,686
Interest coverage ratio	4.1

Fixed charge coverage ratio:
Adjusted EBITDA	$ 35,723
Fixed charges:
Interest expense	$ 8,686
Principal payments	2,288
Dividends on preferred stock	100
Total fixed charges	$ 11,074
Fixed charge coverage ratio	3.2

Capitalization information
Mortgage notes payable, at par	$ 447,343
Notes payable to banks, at par	350,000
Total debt	797,343
Less: Cash and cash equivalents	(174,432)
Net debt	622,911
Series A Preferred Stock (liquidation value)	5,000
Net debt plus preferred stock	$ 627,911

Shares of common stock and operating units outstanding	50,216
Stock price per share at period end	$ 19.89
Market value of common equity	$ 998,796
Total market capitalization (including net debt plus preferred stock)	$ 1,626,707
Net debt plus preferred stock as a percentage of market capitalization	38.6%

Net debt plus preferred stock to Adjusted EBITDA - annualized multiple
Adjusted EBITDA - annualized (1)	$ 142,892
Net debt plus preferred stock to Adjusted EBITDA - annualized multiple	4.4

(1) Adjusted EBITDA - annualized assumes that Greenway Plaza and Phoenix Tower are wholly owned for an entire annualized period.